Exhibit 10.48

BANK OF MONTREAL BMO CAPITAL MARKETS CORP. 151 W 42nd Street New York, NY 10036

CONFIDENTIAL

July 27, 2025

Spire Inc.

700 Market Street, 6th Floor

St. Louis, MO 63101

Attn: Matt Aplington, Senior Vice President and Chief Legal Officer

Email: Matt.Aplington@spireenergy.com

Re: Project Blue Ridge Commitment Letter

Ladies and Gentlemen:

You have advised Bank of Montreal (“BMO”), BMO Capital Markets Corp. (“BMOCM” and, together with BMO, the “Commitment Parties” or “we” or “us”) that Spire Inc. (the “Borrower” or “you”) intends to acquire, directly or through subsidiaries or affiliates, from Piedmont Natural Gas Company, Inc., a North Carolina corporation (the “Seller”), all of the Seller’s right, title and interest in and to the Purchased Assets (as specified in the Acquisition Agreement and as hereinafter referred to as, the “Acquired Business”). The acquisition of the Acquired Business (the “Acquisition”) will be effected pursuant to an asset purchase agreement, dated as of the date hereof, between the Borrower and the Seller (the “Acquisition Agreement”).

You have further advised us that the Borrower desires to establish (x) a senior unsecured bridge term loan facility of up to $1,880,000,000 (the “Tranche A Facility”) and (y) an additional senior unsecured bridge term loan facility of up to $600,000,000 (the “Tranche B Facility” and, together with the Tranche A Facility, the “Facilities”), in each case, as described in the Summary of Proposed Terms and Conditions attached hereto as Annex A (the “Term Sheet”), the proceeds of which, together with cash on hand, would be used by the Borrower, in lieu of or in combination with Capital Markets Proceeds (as hereinafter defined and which aggregate amount of Capital Markets Proceeds shall reduce the commitments hereunder on a dollar-for-dollar basis as described in the Term Sheet), to (a) finance the Acquisition and (b) pay fees, commissions and expenses in connection with the Transactions (as defined below).

As used herein, the term “Transactions” means, collectively, the Acquisition, the funding of the Facilities and/or the transactions giving rise to the Capital Markets Proceeds (the “Permanent Financing”) and all related transactions and the payment of fees, commissions and expenses in connection with each of the foregoing. This letter, including the Term Sheet and the Conditions Annex attached hereto as Annex B (the “Conditions Annex”), is hereinafter referred to as the “Commitment Letter”. The date on which the Acquisition is consummated is referred to as the “Closing Date”. Except as the context otherwise requires, references to the “Borrower and its subsidiaries” will include the Acquired Business after giving effect to the Acquisition.

1.
Commitment. Upon the terms and subject to the conditions set forth in this Commitment Letter, (x) BMO (the “Initial Tranche A Lender”) is pleased to advise you of its commitment to provide to the Borrower 100% of the principal amount of the Tranche A Facility (the “Tranche A Commitment”) and

Project Blue Ridge Commitment Letter

DOCPROPERTY DPWPathText \* MERGEFORMAT #100546956v27

DOCPROPERTY DOCXDOCID DMS=NetDocuments Format=<<ID>>v.<<VER>> \* MERGEFORMAT 4905-9158-3576v.2

(y) BMO (the “Initial Tranche B Lender”; the Initial Tranche A Lender, together with the Initial Tranche B Lender, the “Initial Lenders” and each, an “Initial Lender”) is pleased to advise you of its commitment to provide to the Borrower 100% of the principal amount of the Tranche B Facility (the “Tranche B Commitment” and, together with the Tranche A Commitment, the “Commitments”). Upon the issuance of any Permanent Financing, the Commitments shall automatically be reduced, on a dollar-for-dollar basis, by an aggregate amount equal to the Capital Market Proceeds received from such issuance or incurrence as described in the Term Sheet. Unless otherwise agreed to by the parties, upon the date on which the Acquisition is consummated without any borrowings under either Tranche A Facility or Tranche B Facility, the Tranche A Commitments or Tranche B Commitments, respectively, shall be automatically reduced to zero.
2.
Titles and Roles. BMOCM, acting alone or through or with its affiliates, will act as the sole bookrunner and sole lead arranger (in such capacities, the “Lead Arranger”) in arranging the Facilities and in syndicating the Tranche A Facility. The Lead Arranger intends to seek to secure commitments for the Tranche A Facility from a syndicate of banks, financial institutions and other entities (such banks, financial institutions and other entities committing to the Tranche A Facility including the Initial Tranche A Lender, the “Tranche A Lenders”; the Tranche A Lenders, together with lenders under the Tranche B Facility (the “Tranche B Lenders”), including the Initial Tranche B Lender, the “Lenders”), reasonably acceptable (such acceptance not to be unreasonably withheld or delayed) to you upon the terms and subject to the conditions set forth in this Commitment Letter; provided that (x) financial institutions that are lenders under the Existing Borrower Revolver (as hereinafter defined) and (y) certain lenders as agreed in writing between you and us prior to the date hereof shall be deemed acceptable to you. The Tranche A Commitment of the Initial Tranche A Lender hereunder will be reduced, on a dollar-for-dollar basis, by the amount of any corresponding commitments received through syndication from the other Tranche A Lenders; provided and solely on the condition that such other Lenders shall have executed amendments or amendment and restatements of, or customary joinders to, this Commitment Letter or a definitive credit agreement, and otherwise in each case in form and substance reasonably acceptable to the Borrower; provided, further, that notwithstanding the Initial Tranche A Lender’s right to syndicate the Tranche A Facility and receive commitments with respect thereto, except, in each case, in compliance with the immediately preceding proviso, the Initial Tranche A Lender shall not be relieved, released or novated from its obligations hereunder (including its obligation to fund the entire Tranche A Facility on the Closing Date) in connection with any syndication, assignment or participation of the Tranche A Facility, including its commitment in respect thereof, until after the Closing Date has occurred and, except, in each case, in compliance with the immediately preceding proviso, no assignment or novation shall become effective with respect to all or any portion of the Initial Tranche A Lender’s commitment in respect of the Tranche A Facility until after the initial funding of the Tranche A Facility. BMO will act as the sole administrative agent (in such capacity, the “Administrative Agent”) for the Tranche A Facility and the Tranche B Facility. The Lead Arranger and the Borrower shall agree upon any titles to award to other co-agents or arrangers who are Tranche A Lenders that provide (or whose affiliates provide) commitments for the Tranche A Facility (it being further agreed that the parties hereto shall, upon request of you or the Lead Arranger, execute a revised version of this Commitment Letter or an amendment or joinder hereto to reflect the commitment or commitments of any such Tranche A Lenders in form and substance reasonably acceptable to the Borrower); provided that (i) BMOCM will have “left” placement in all marketing materials and other documentation used in connection with both Facilities, (ii) no other agent, co-agent or arranger (other than the Lead Arranger) will have rights in respect of the management of the syndication of the Facilities (including, without limitation, in respect of “flex” rights under the Fee Letter (as hereinafter defined), over which the Lead Arranger will have exclusive control) and (iii) no titles shall be awarded in connection with the Tranche B Facility other than to the Lead Arranger. No Lender will receive compensation from you or any of your subsidiaries with respect to either Facility outside the terms contained herein and in the Fee Letter in order to obtain its

2

Project Blue Ridge Commitment Letter

DOCPROPERTY DPWPathText \* MERGEFORMAT #100546956v27

DOCPROPERTY DOCXDOCID DMS=NetDocuments Format=<<ID>>v.<<VER>> \* MERGEFORMAT 4905-9158-3576v.2

commitment to participate in such Facility and the Lead Arranger will have sole discretion with respect to the allocation and distribution of fees among the Lenders.
3.
Conditions to Commitments. The Commitments of BMO and the undertakings of BMOCM hereunder are subject solely to the satisfaction (or waiver) of the conditions precedent expressly set forth in the Conditions Annex; it being understood that there are no other conditions (implied or otherwise) to the commitments hereunder and there will be no other conditions (implied or otherwise) under the Financing Documentation to the initial availability and funding of either Facility on the Closing Date (including compliance with the terms of this Commitment Letter, the Fee Letter or the Financing Documentation (as defined in the Term Sheet)).

Notwithstanding anything in this Commitment Letter (including each of the exhibits and annexes attached hereto), the Fee Letter, the Financing Documentation or any other letter agreement or other undertaking concerning the financing of the Transactions to the contrary, (i) the only representations (and related defaults) relating to the Borrower and its subsidiaries and their respective businesses and the Acquired Business the accuracy of which shall be a condition to the availability of the Facilities on the Closing Date shall be (A) such of the representations made by the Seller and/or the Acquired Business with respect to the Acquired Business in the Acquisition Agreement as are material to the interests of the Lenders (the “Specified Acquisition Agreement Representations”), but only to the extent that you have (or an affiliate of yours has) the right (determined without regard to any notice requirement) to terminate your (or its) obligations under the Acquisition Agreement, or to decline to consummate the Acquisition, in each case as a result of any violation or inaccuracy of such Specified Acquisition Agreement Representations in the Acquisition Agreement and (B) the Specified Representations (as defined below) and (ii) the terms of the Financing Documentation shall be in a form such that they do not impair the availability of either Facility on the Closing Date if the conditions set forth in Annex B hereto are satisfied or waived by the applicable Commitment Parties. For purposes hereof, “Specified Representations” means the representations and warranties referred to in the Term Sheet relating to corporate existence and power of the Borrower; power and authority, due authorization, execution and delivery, and enforceability, in each case, related to the Borrower entering into and performance of the Financing Documentation; non-contravention of the Financing Documentation with the Borrower’s organizational documents; no default created under any indebtedness having a principal or committed amount in excess of $100,000,000 as a result of the Borrower entering into and performance of the Financing Documentation (giving pro forma effect to the Transactions); solvency as of the Closing Date (after giving effect to the Transactions) of the Borrower and its subsidiaries on a consolidated basis (as determined in a manner consistent with the solvency certificate in the form set forth on Schedule I to the Conditions Annex); use of proceeds; Federal Reserve margin regulations; PATRIOT Act; use of proceeds of the Facilities not violating OFAC or the Foreign Corrupt Practices Act; and the Investment Company Act. This paragraph, and the provisions herein, shall be referred to as the “Limited Conditionality Provision”.

4.
Syndication.
(a)
The Lead Arranger reserves the right, both prior to and after the Closing Date, to syndicate all or a portion of the Tranche A Commitment and you acknowledge and agree that the Lead Arranger intends to commence syndication efforts promptly following your acceptance of this Commitment Letter and the Fee Letter. The Lead Arranger may, at its option, conduct or conclude such syndication before or after the closing of the Tranche A Facility. You agree to use commercially reasonable efforts to assist (and to use commercially reasonable efforts to cause the Acquired Business and the Seller to assist if and to the extent consistent with, and subject to the limitations and compliance with the terms of, the Acquisition Agreement) us actively in achieving a syndication of the Tranche A Facility that is satisfactory to us and you. To assist us in our syndication efforts, you agree that you will, and will cause your

3

Project Blue Ridge Commitment Letter

DOCPROPERTY DPWPathText \* MERGEFORMAT #100546956v27

DOCPROPERTY DOCXDOCID DMS=NetDocuments Format=<<ID>>v.<<VER>> \* MERGEFORMAT 4905-9158-3576v.2

representatives and non-legal advisors to, and will use commercially reasonable efforts to cause appropriate members of management of the Seller, the Acquired Business and their respective affiliates if and to the extent consistent with, and subject to the limitations and compliance with the terms of, the Acquisition Agreement to, (i) provide reasonable and customary projections of Borrower and its subsidiaries, (ii) make senior management of the Borrower and (to the extent reasonable and practical and to the extent consistent with, and subject to the limitations and compliance with the terms of, the Acquisition Agreement) appropriate members of management of the Acquired Business available to prospective Lenders on reasonable prior notice and at reasonable times and places, (iii) host, with the Lead Arranger, one or more meetings (which may be virtual) or calls with prospective Lenders at mutually agreeable times and venues, (iv) reasonably assist, and cause your affiliates and advisors to reasonably assist, the Lead Arranger in the preparation of one or more reasonable and customary confidential information memoranda and other reasonable and customary marketing materials to be used in connection with the syndication, (v) use commercially reasonable efforts to ensure that the syndication efforts of the Lead Arranger benefit materially from the existing lending relationships of the Borrower and (vi) use commercially reasonable efforts to obtain, prior to the launch of syndication, a Debt Rating (as defined below) from each of S&P and Moody’s, in each case, giving effect to the Transactions. Notwithstanding the foregoing, you shall not be required to provide information the disclosure of which would result in the loss of attorney-client privilege or violate a third-party confidentiality obligation binding upon the Borrower or its subsidiaries; provided, that in the event that you do not provide information in reliance on this sentence, you shall provide notice to the Lead Arranger that such information is being withheld and you shall use your commercially reasonable efforts to obtain a waiver of such confidentiality obligation and/or communicate the applicable information in a way that would not violate the applicable obligation or risk waiver of such privilege, and in any event the representation and warranty in Section 5 shall not be affected in any way by your decision to provide or not provide such information. Notwithstanding anything to the contrary contained in this Commitment Letter or the Fee Letter or any other letter agreement or undertaking concerning the financing of the Transactions to the contrary (but without limiting your obligation to assist with the syndication efforts as set forth herein), neither the syndication, obtaining of the ratings referenced above nor the compliance with any of the other provisions set forth in clauses (i) through (vi) above or any other provisions of this paragraph shall constitute a condition to the commitments hereunder or the funding of either Facility on the Closing Date.
(b)
After the date hereof and until the completion of a Successful Syndication (as defined in the Fee Letter), (i) the Borrower shall use commercially reasonable efforts to ensure that no other competing issues of debt securities or commercial bank or other credit facilities of the Acquired Business or its subsidiaries are announced, offered, syndicated or issued if and to the extent consistent with, and subject to the limitations and compliance with the terms of, the Acquisition Agreement (other than indebtedness of the Acquired Business and its subsidiaries not prohibited from being incurred pursuant to the terms of the Acquisition Agreement (as in effect on the date hereof without giving effect to any consents granted thereunder)) that could reasonably be expected to have a material adverse impact on the syndication of the Tranche A Facility without the prior written consent of the Lead Arranger and (ii) none of the Borrower nor any of its subsidiaries shall have announced, offered, arranged, syndicated or issued any debt securities (including convertible securities) or bank financing (other than (A) the Facilities, (B) the Permanent Financing, (C) the issuance of commercial paper and similar short-term debt in the ordinary course of business, (D) the Existing Borrower Revolver (defined below), including any amendments, restatements, amendments and restatements, supplements or other modifications, and increases in commitments thereto of up to an aggregate principal amount of $275,000,000 (and any borrowings thereunder), (E) the issuance or incurrence of up to $100,000,000 aggregate principal amount of indebtedness of the Borrower or any of its subsidiaries in the ordinary course of business (including sale leasebacks or other lease transactions), (F) the issuance and incurrence of up to $35,000,000 aggregate principal amount of indebtedness of Spire Alabama Inc. (to the extent the use of proceeds thereof is to

4

Project Blue Ridge Commitment Letter

DOCPROPERTY DPWPathText \* MERGEFORMAT #100546956v27

DOCPROPERTY DOCXDOCID DMS=NetDocuments Format=<<ID>>v.<<VER>> \* MERGEFORMAT 4905-9158-3576v.2

refinance its existing notes due September 2025 and is not related to the Acquisition), (G) the issuance or incurrence of intercompany debt among the Company and its direct or indirect parents or subsidiaries, (H) the issuance of any letters of credit in the ordinary course of business, swap agreements and any other commodity or currency derivatives in the ordinary course of business, (I) the issuance or incurrence of any purchase money indebtedness, capital, or synthetic lease obligations, industrial bonds or similar obligations (provided the proceeds of which would not be used to pay the cash consideration payable in respect of the Acquisition), (J) the issuance and incurrence of up to $350,000,000 aggregate principal amount of indebtedness of the Company (to the extent the use of proceeds thereof is to refinance its existing notes due March 2026 and is not related to the Acquisition), and (K) the issuance or incurrence of any trade, seller or customer finance-related financing) that could reasonably be expected to have a material adverse impact on the syndication of the Tranche A Facility without the prior written consent of the Lead Arranger.
(c)
Subject to Section 2 above and Section 8 below, the Lead Arranger and/or its affiliates will exclusively manage (subject to your consent, which is not to be unreasonably withheld, conditioned or delayed) all aspects of the syndication of the Facilities, including decisions as to the selection and number of potential Lenders to be approached, when they will be approached, whose commitments will be accepted, any titles offered to the Lenders and the final allocations of such commitments and any related fees among the Lenders, and the Lead Arranger will exclusively perform all functions and exercise all authority as is customarily performed and exercised in such capacity.
5.
Information.
(a)
You represent, warrant and covenant that (i) all information (other than the Projections (as defined below) and other forward-looking information and information of a general economic, market or industry specific nature) concerning the Borrower and its subsidiaries, the Transactions, and, to your knowledge if prior to Closing Date, the Acquired Business, that has been or will be made available to the Commitment Parties or the Lenders by you, or any of your representatives, subsidiaries or affiliates on your or their behalf (the “Information”), taken as a whole (together with any written supplements and updates thereto) is, and in the case of Information made available after the date hereof, will be complete and correct in all material respects and does not, and in the case of Information made available after the date hereof, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, in each case, after giving effect to all supplements and updates thereto and (ii) all financial projections and other forward-looking information concerning the Borrower and its subsidiaries, and the Acquired Business, taking into account the consummation of the Transactions, that have been or will be made available to the Commitment Parties or the Lenders by you, or any of your representatives, subsidiaries or affiliates on your or their behalf (the “Projections”) have been and will be prepared in good faith based upon assumptions believed by you to be reasonable at the time made and at the time such Projections are made available to the Lead Arranger, it being understood that such Projections are not to be viewed as facts and are subject to significant uncertainties and contingencies, many of which are beyond your control, that no assurance can be given that any particular Projections will be realized, that actual results during the period or periods covered by any such Projections may differ from the projected results and that such differences may be material. You agree that if at any time prior to the later of the Closing Date and the Successful Syndication of the Tranche A Facility, any of the representations in the preceding sentence would be incorrect in any material respect, when taken as a whole, if the Information and Projections were being furnished and such representations were being made at such time, then you will promptly (or prior to the closing of both Facilities, with respect to Information or Projections concerning the Acquired Business, you will use commercially reasonable efforts to if and to the extent consistent with, and subject to the limitations and compliance with the terms of, the Acquisition Agreement) supplement, or cause to be supplemented, the Information and Projections so that (with respect to the Information related

5

Project Blue Ridge Commitment Letter

DOCPROPERTY DPWPathText \* MERGEFORMAT #100546956v27

DOCPROPERTY DOCXDOCID DMS=NetDocuments Format=<<ID>>v.<<VER>> \* MERGEFORMAT 4905-9158-3576v.2

to the Acquired Business and their subsidiaries prior to the Closing Date to your knowledge) such representations will be correct in all material respects, taken as a whole, under those circumstances. We will be entitled to use and rely upon, without responsibility to verify independently, the Information and, subject to the foregoing, the Projections. You acknowledge that, subject to the terms of this Commitment Letter, the Commitment Parties may share with any of their respective affiliates (it being understood that such affiliates will be subject to the confidentiality agreements between you and us), and such affiliates may share with the Commitment Parties any information related to the Seller or the Acquired Business or any of their respective affiliates (including, without limitation, in each case, information relating to creditworthiness) and the transactions contemplated hereby.
(b)
You acknowledge that (i) the Commitment Parties on your behalf will make available the Information, Projections and other marketing materials and presentations, including confidential information memoranda (collectively, the “Informational Materials”), to the potential Lenders by posting the Informational Materials on SyndTrak Online or by other similar electronic means (collectively, the “Electronic Means”) and (ii) certain prospective Lenders (“Public Lenders”; all other Lenders, “Private Lenders”) may not wish to receive material non-public information (within the meaning of the United States federal securities laws and applicable state securities laws, “MNPI”) with respect to the Borrower, the Seller, the Acquired Business or their respective affiliates or any of their respective securities, and who may be engaged in investment and other market-related activities with respect to such entities’ securities. At the reasonable request of the Lead Arranger, (A) you will assist, and cause your affiliates, and advisors to assist (and to use commercially reasonable efforts to cause the Acquired Business and the Seller to assist if and to the extent consistent with, and subject to the limitations and compliance with the terms of, the Acquisition Agreement), the Lead Arranger in the preparation of Informational Materials to be used in connection with the syndication of the Facilities to Public Lenders, which will not contain MNPI (the “Public Informational Materials”), (B) you will identify and conspicuously mark any Public Informational Materials “PUBLIC”, and (C) you will identify and conspicuously mark any Informational Materials that include any MNPI as “PRIVATE AND CONFIDENTIAL”. Notwithstanding the foregoing, you agree that the Commitment Parties may distribute the following documents to all prospective Lenders (including the Public Lenders) on your behalf, unless you advise the Commitment Parties in writing (including by email) within a reasonable time prior to their intended distributions that such material should not be distributed to Public Lenders (provided, that you have been given a reasonable opportunity to review such documents): (1) administrative materials for prospective Lenders such as lender meeting invitations and funding and closing memoranda, (2) notifications of changes to the Facilities’ terms, (3) publicly available financial information regarding the Borrower and its subsidiaries (other than the Projections) and (4) drafts and final versions of the Financing Documentation. If you advise us in writing (including by email) that any of the foregoing items (other than the Financing Documentation) should not be distributed to Public Lenders, then the Commitment Parties will not distribute such materials to Public Lenders without further discussions with you. Before distribution of any Information Materials (a) to prospective Private Lenders, you shall provide us with a customary letter authorizing the dissemination of the Information Materials and confirming the accuracy and completeness in all material respects of the information contained therein, and (b) to prospective Public Lenders, you shall provide us with a customary letter authorizing the dissemination of the Public Information Materials and confirming the absence of MNPI therefrom and containing a customary “10b-5” representation. It is understood that in connection with your assistance described above, you will provide customary authorization letters to the Lead Arranger authorizing (a) the distribution of Information to Private Lenders and (b) Public Informational Materials to Public Lenders. Notwithstanding the foregoing, it is understood and agreed that the Information Materials and the Public Information Materials are subject to the confidentiality provisions of this Commitment Letter.

6

Project Blue Ridge Commitment Letter

DOCPROPERTY DPWPathText \* MERGEFORMAT #100546956v27

DOCPROPERTY DOCXDOCID DMS=NetDocuments Format=<<ID>>v.<<VER>> \* MERGEFORMAT 4905-9158-3576v.2

6.
Indemnification; Limitation of Liability. You agree to indemnify and hold harmless the Commitment Parties and their respective affiliates, directors, officers, employees, partners, representatives, advisors and agents and their respective heirs, successors and permitted assigns (each, an “Indemnified Party”) from and against any and all actions, suits, losses, claims, damages, and liabilities of any kind or nature, joint or several, to which such Indemnified Party may become subject or that may be incurred or asserted or awarded against such Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) any matters contemplated by this Commitment Letter, the Transactions or any related transaction (including, without limitation, the execution and delivery of this Commitment Letter, the Financing Documentation and the documentation for the Permanent Financing and the closing of the Transactions) or (ii) the use or the contemplated use of the proceeds of the Facilities, and will reimburse each Indemnified Party for all reasonable and documented out-of-pocket expenses (including reasonable and documented out-of-pocket attorneys’ fees, expenses and charges of one firm of counsel for all such Indemnified Parties, taken as a whole, and, if necessary, of a single local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all such Indemnified Parties, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnified Party affected by such conflict informs you of such conflict and thereafter retains its own counsel, of one additional firm of counsel for such affected Indemnified Party)) promptly following demand as they are incurred in connection with any of the foregoing; provided that no Indemnified Party will have any right to indemnification or reimbursement for any of the foregoing to the extent determined by a final non-appealable judgment of a court of competent jurisdiction to have resulted from (i) the gross negligence, bad faith or willful misconduct of the respective Indemnified Party, (ii) a material breach of the obligations of any Indemnified Party under this Commitment Letter, the Fee Letter, the Transactions or the Financing Documentation or (iii) any claim, litigation, investigation or proceeding between or among Indemnified Parties other than the Lead Arranger or other agent in its capacity as such (except to the extent involving any act or omission by you or any of your affiliates). In the case of an investigation, litigation or proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by you, the Seller, your or their equityholders or creditors or an Indemnified Party, whether or not an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated.

You also agree that no Commitment Parties, nor any of their respective affiliates, directors, officers, employees, partners, representatives, advisors and agents and their respective heirs, successors and assigns (each, a “Protected Person”) will have any liability (whether direct or indirect, in contract or tort, or otherwise) to you or your affiliates or to your or their respective equityholders or creditors arising out of, related to or in connection with any aspect of the transactions contemplated hereby, except to the extent, solely in the case of you, such liability is determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Protected Person’s material breach of its obligations hereunder or such Protected Person’s own gross negligence, fraud or willful misconduct. The Commitment Parties will only have liability to you (as opposed to any other person) and the Initial Lenders shall be liable solely in respect of their own Commitment on a several, and not joint, basis with any other Lender. No Protected Person will be liable to you, your affiliates or any other person for any special, indirect, consequential or punitive damages that may be alleged as a result of this Commitment Letter, the Fee Letter or any element of the Transactions. No Protected Person will be liable to you, your affiliates or any other person for any damages arising from the use by others of Informational Materials or other materials obtained by Electronic Means except to the extent it is determined by a final, nonappealable judgment of a court of competent jurisdiction that such damages have resulted from the gross negligence, bad faith or willful misconduct of such Protected Person or a breach of Section 8 hereof or any other confidentiality or non-disclosure agreement with you by such Protected Person. You shall not, without the prior written consent of each Indemnified Party affected thereby (which consent will not be unreasonably withheld), settle any

7

Project Blue Ridge Commitment Letter

DOCPROPERTY DPWPathText \* MERGEFORMAT #100546956v27

DOCPROPERTY DOCXDOCID DMS=NetDocuments Format=<<ID>>v.<<VER>> \* MERGEFORMAT 4905-9158-3576v.2

threatened or pending claim or action that would give rise to the right of any Indemnified Party to claim indemnification hereunder unless such settlement (a) includes a full and unconditional release of all liabilities arising out of such claim or action against such Indemnified Party and (b) does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of any Indemnified Party (it being understood that any Indemnified Party may reasonably withhold its consent if such settlement does not comply with clauses (a) and (b) of this sentence).

7.
Expenses. You shall reimburse the Commitment Parties, from time to time promptly following demand for all reasonable and documented out-of-pocket costs and expenses (including, without limitation, reasonable and documented out-of-pocket legal fees and expenses and due diligence expenses of one firm of counsel for all such Commitment Parties, taken as a whole, and, if necessary, of a single local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all such Commitment Parties, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Commitment Party affected by such conflict informs you of such conflict and thereafter retains its own counsel, of one additional firm of counsel for such affected Commitment Party)) of the Commitment Parties and all reasonable printing, reproduction, document delivery, travel, CUSIP, SyndTrak and communication costs incurred in connection with the syndication and execution of the Facilities and the preparation, review, negotiation, execution and delivery and enforcement of this Commitment Letter, the Fee Letter and the Financing Documentation.
8.
Confidentiality.
(a)
This Commitment Letter and the Fee Letter dated the date hereof and delivered herewith with respect to the Facilities (the “Fee Letter” and, together with the Commitment Letter, collectively, the “Commitment Documents”) and the existence and contents hereof and thereof shall be confidential and may not be disclosed by you in whole or in part to any person without our prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), except for (i) the disclosure hereof or thereof on a confidential basis to your directors, officers, employees, accountants, attorneys and other professional advisors who have agreed to maintain the confidentiality of the Commitment Documents for the purpose of evaluating, negotiating or entering into the Transactions or (ii) in any legal, judicial or administrative proceeding or upon the request or demand of any governmental, quasi-governmental, regulatory or self-regulatory authority having jurisdiction over you or as otherwise required by law, regulation or compulsory legal process (in which case, you agree, to the extent permitted by law, to inform us promptly in advance thereof); provided that you may disclose this Commitment Letter, but not the Fee Letter or the contents thereof (other than with respect to the aggregate fees contemplated by the Fee Letter or a version of the Fee Letter as to which such fees have been redacted in a manner reasonably acceptable to all parties thereto), on a confidential basis to the board of directors, officers, employees, attorneys, agents, accountants, rating agencies and advisors of the Seller in connection with their consideration of the Acquisition; provided, further, that you may disclose, after your acceptance of the Commitment Documents, (A) this Commitment Letter, but not the Fee Letter, in any required filings with the Securities and Exchange Commission and other applicable regulatory authorities and stock exchanges, (B) the aggregate fee amounts contained in the Fee Letter as part of Projections, pro forma information or a generic disclosure of aggregate sources and uses related to fee amounts related to the Transactions to the extent customary or required in offering and marketing materials for the Facilities and/or the Permanent Financing or in any public filing relating to the Transactions, (C) the Commitment Documents in connection with the exercise of any remedies hereunder or thereunder or any suit, action or proceeding relating to this Commitment Letter, the Fee Letter, or the transactions contemplated hereby or thereby or enforcement hereof and thereof, and (D) the Commitment Letter only, to any prospective Lenders (in a form for marketing reasonably acceptable to the Lead Arranger, which may include summary fee information with respect to fees payable to Lenders if you and we shall so agree). The Commitment Parties shall be permitted to use information related to the

8

Project Blue Ridge Commitment Letter

DOCPROPERTY DPWPathText \* MERGEFORMAT #100546956v27

DOCPROPERTY DOCXDOCID DMS=NetDocuments Format=<<ID>>v.<<VER>> \* MERGEFORMAT 4905-9158-3576v.2

syndication and arrangement of the Facilities in connection with obtaining a CUSIP number, marketing, press releases or other transactional announcements or updates provided to investor or trade publications, subject to disclosure restrictions reasonably requested by you. Prior to the Closing Date, the Commitment Parties shall have the right to consult with you regarding any public announcement or public filing made by you or your representatives relating to either Facility or to any of the Commitment Parties in connection therewith, before any such announcement or filing is made (such approval not to be unreasonably withheld or delayed). Any Commitment Party may place advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of information on the Internet or World Wide Web as it may choose, and circulate similar promotional materials, after the closing of the Transactions in the form of a “tombstone” or otherwise describing the names the Borrower and its affiliates (or any of them), and the amount, type and closing date of such Transactions, all at such Commitment Party’s expense; provided that in the case of any such promotional materials that will be placed in any newspaper or periodical or on the Internet or World Wide Web, such Commitment Party shall (i) provide any such promotional materials to the Borrower for review and comment a reasonable time prior to the publication thereof and (ii) shall not publish any such material unless the Borrower consents (such consent not to be unreasonably withheld or delayed).
(b)
Each Commitment Party agrees to treat confidentially all nonpublic information received by it from you or your affiliates and representatives in connection with the transactions contemplated hereby and only use such information for the purposes of providing the services contemplated by this Commitment Letter; provided, however, that nothing herein shall prevent any Commitment Party from disclosing any such information (i) to rating agencies with your prior consent, (ii) subject to Section 2, to any Lenders or participants or prospective Lenders or participants and any direct or indirect contractual counterparties to any swap or derivative transaction relating to you or your obligations under the Facilities (provided that the disclosure of any such information to any Lenders or prospective Lenders, participants or prospective participants or contractual counterparties shall be made subject to the acknowledgment and acceptance by such Lender or prospective Lender, participant or prospective participant or contractual counterparty that such information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to you, including, without limitation, as agreed in any confidential information memorandum or other marketing materials) in accordance with the standard syndication processes of such Commitment Party or customary market standards for dissemination of such type of information), (iii) in any legal, judicial, administrative proceeding or other compulsory process or otherwise as required by applicable law or regulations (in which case such Commitment Party shall promptly notify you, in advance, to the extent permitted by law, so that you or your affiliates may seek a protective order or other appropriate remedy (provided that regardless of whether such protective order or other appropriate remedy is obtained, such Commitment Party will only disclose that portion of the nonpublic information received by it from you or your affiliates and representatives that such Commitment Party is so required to disclose)), (iv) upon the request or demand of any regulatory (including any self-regulatory) authority having jurisdiction over such Commitment Party or its affiliates (in which case such Commitment Party shall, except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority, promptly notify you, in advance, to the extent lawfully permitted to do so), (v) to the employees, legal counsel, independent auditors, professionals and other experts or agents of such Commitment Party (collectively, “Representatives”) who are informed of the confidential nature of such information and are or have been advised of their obligation to keep information of this type confidential (provided that such Commitment Party shall remain liable to you for any breach by its Representatives of such confidentiality obligations), (vi) to any of its respective affiliates (provided that any such affiliate is advised of its obligation to retain such information as confidential, and such Commitment Party shall be responsible for its affiliates’ compliance with this paragraph) and such affiliates’ Representatives solely in connection with the transactions contemplated hereby, (vii) to the extent any such information becomes publicly available other

9

Project Blue Ridge Commitment Letter

DOCPROPERTY DPWPathText \* MERGEFORMAT #100546956v27

DOCPROPERTY DOCXDOCID DMS=NetDocuments Format=<<ID>>v.<<VER>> \* MERGEFORMAT 4905-9158-3576v.2

than by reason of disclosure by such Commitment Party, its affiliates or Representatives in breach of this Commitment Letter or is already in the possession of a Commitment Party or is not acquired from you or persons known by a Commitment Party to be in breach of an obligation of secrecy to you, (viii) for purposes of establishing a “due diligence” defense and (iv) in connection with the exercise of remedies or enforcement of rights hereunder or under the Fee Letter or any action or proceeding relating to the Commitment Letter or the Fee Letter (or any of the transactions contemplated hereby or thereby). The provisions of this paragraph shall automatically terminate and be superseded by the confidentiality provisions in the Financing Documentation (to the extent covered thereby) and in any event, on the second anniversary of the date hereof.
(c)
For the avoidance of doubt, nothing herein shall prohibit any individual from communicating or disclosing information regarding suspected violations of laws, rules or regulations to a governmental, regulatory or self-regulatory authority without notification to any person.
(d)
The Commitment Parties hereby notify you that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”) and the requirements of 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”), each of them is required to obtain, verify and record information that identifies you and any additional borrowers and guarantors under the Facilities, which information includes your and/or their name and address, tax identification number and other information that will allow the Commitment Parties and the other Lenders to identify you and such other parties in accordance with the PATRIOT Act and the Beneficial Ownership Regulation. This notice is given in accordance with the requirements of the PATRIOT Act and the Beneficial Ownership Regulation and is effective for each of us and the Lenders.
9.
Other Services.
(a)
Nothing contained herein shall limit or preclude the Commitment Parties or any of their affiliates from carrying on any business with, providing banking or other financial services to, or from participating in any capacity, including as an equity investor, in any party whatsoever, including, without limitation, any competitor, supplier or customer of you, the Seller, the Acquired Business or any of your or their respective affiliates, or any other party that may have interests different than or adverse to such parties.
(b)
You acknowledge that the Lead Arranger and its affiliates (the term “Lead Arranger” as used in this Section 9 being understood to include such affiliates), (i) may be providing debt financing, equity capital or other services (including financial advisory services) to other entities or persons with which you, the Seller or your or their respective affiliates may have conflicting interests regarding the Transactions and otherwise, (ii) may act, without violation of its contractual obligations to you, as it deems appropriate with respect to such other entities or persons and (iii) have no obligation in connection with the Transactions to use, or to furnish to you, the Seller or your or their respective affiliates or subsidiaries, confidential information obtained from other entities or persons. In addition, you acknowledge that the Lead Arranger may be arranging or providing (or contemplating arranging or providing) a committed form of acquisition financing to other potential purchasers of the Acquired Business and that, in such capacity, the Lead Arranger may acquire information about the Acquired Business, the sale thereof, and such other potential purchasers and their strategies and proposals, but the Lead Arranger shall not have any obligation to disclose to you the substance of such information or the fact that the Lead Arranger is in possession thereof.
(c)
In connection with all aspects of the Transactions, you acknowledge and agree that: (i) the Facilities and any related arranging or other services contemplated in this Commitment Letter constitute an arm’s-length commercial transaction between you, on the one hand, and the Commitment

10

Project Blue Ridge Commitment Letter

DOCPROPERTY DPWPathText \* MERGEFORMAT #100546956v27

DOCPROPERTY DOCXDOCID DMS=NetDocuments Format=<<ID>>v.<<VER>> \* MERGEFORMAT 4905-9158-3576v.2

Parties, on the other hand, and you are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the Transactions, (ii) in connection with the process leading to the Transactions, each Commitment Party is and has been acting solely as a principal under this Commitment Letter and not as a financial advisor, agent or fiduciary, for you or any of your affiliates, equityholders, directors, officers, employees, creditors or any other party, (iii) no Commitment Party nor any of its affiliates has assumed or will assume an advisory, agency or fiduciary responsibility in your or your affiliates’ favor with respect to any of the Transactions or the process leading thereto (irrespective of whether any Commitment Party has advised or is currently advising you or your affiliates on other matters) and no Commitment Party has any obligation to you or your affiliates with respect to the Transactions except those obligations expressly set forth in the Commitment Documents, (iv) the Commitment Parties and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from yours and those of your affiliates and no Commitment Party shall have any obligation to disclose any of such interests and (v) no Commitment Party has provided any legal, accounting, regulatory or tax advice with respect to any of the Transactions and you have consulted your own legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate. You hereby waive and release, to the fullest extent permitted by law, any claims that you may have against any Commitment Party and their respective affiliates with respect to any breach or alleged breach of agency or fiduciary duty. You further acknowledge that the Lead Arranger (together with its affiliates) is a full-service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, the Lead Arranger and its affiliates may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of you, the Seller and your and its affiliates and other companies with which you, the Seller or your or its affiliates may have commercial or other relationships. With respect to any securities and/or financial instruments so held by the Lead Arranger, any of its affiliates or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.
(d)
You acknowledge that the Commitment Parties or their affiliates are, or may at any time be, lenders under one or more existing credit facilities of the Borrower (and/or of its subsidiaries) (in such capacity, an “Existing Lender”). The Borrower further acknowledges and agrees for itself and its subsidiaries that any such Existing Lender (i) will be acting for its own account as principal in connection with such existing credit facilities, (ii) will be under no obligation or duty as a result of the applicable Commitment Party’s role in connection with the transactions contemplated by this Commitment Letter or otherwise to take any action or refrain from taking any action or exercising any rights or remedies, that each Existing Lender may be entitled to take or exercise in respect of such existing credit facilities and (iii) may manage its exposure to such existing credit facilities without regard to the applicable Commitment Party’s role hereunder.
(e)
You acknowledge that BMOCM has been retained by you (or one of your affiliates) as exclusive financial advisor (in such capacity, the “Exclusive Buy-Side Financial Advisor”) in connection with the Acquisition. You agree to such retention, and further agree not to assert or allege any claim based on actual or potential conflict of interest arising or resulting from, on the one hand, the engagement of the Exclusive Buy-Side Financial Advisor in such capacity and the obligations of BMOCM hereunder, on the other hand. Each party hereto acknowledges (i) the retention of BMO Capital Markets Corp. as the Exclusive Buy-Side Financial Advisor and (ii) that such relationship does not create any fiduciary duties or fiduciary responsibilities to you on the part of BMOCM or its affiliates.

11

Project Blue Ridge Commitment Letter

DOCPROPERTY DPWPathText \* MERGEFORMAT #100546956v27

DOCPROPERTY DOCXDOCID DMS=NetDocuments Format=<<ID>>v.<<VER>> \* MERGEFORMAT 4905-9158-3576v.2

10.
Acceptance/Expiration of Commitments.
(a)
This Commitment Letter, the Commitments of the Initial Lenders and the undertakings of the Lead Arranger set forth herein shall automatically terminate at 5:00 p.m. (Eastern Time) on August 1, 2025 (the “Acceptance Deadline”), without further action or notice unless signed counterparts of this Commitment Letter and the Fee Letter shall have been delivered to the Lead Arranger by such time.
(b)
In the event this Commitment Letter is accepted by you as provided in the last paragraph of this Commitment Letter below, the Commitments of the Initial Lender and the undertakings of the Lead Arranger set forth herein will automatically terminate without further action or notice upon the earliest to occur of (i) the date on which the Acquisition is consummated without any borrowings under the Facilities, (ii) the date of termination or express abandonment of the Acquisition, (iii) 5:00 p.m. (Eastern Time) on the Termination Date (as defined in, and as may be extended under, the Acquisition Agreement as in effect on the date hereof), if the closing of the Acquisition shall not have occurred by such time and (iv) the date on which the Financing Documentation shall have been entered into and become effective. In addition, you may terminate, in whole or in part, the commitments of the Commitment Parties (on a ratable basis) under this Commitment Letter or this Commitment Letter in its entirety, at any time upon three business days’ prior written notice to the Commitment Parties.
11.
Survival. The sections of this Commitment Letter entitled Indemnification; Limitation of Liability, Expenses, Confidentiality, Other Services, Survival and Governing Law shall survive any termination or expiration of this Commitment Letter or the Commitments of the Initial Lenders or the undertakings of the Lead Arranger set forth herein (regardless of whether definitive Financing Documentation is executed and delivered), and the sections entitled Syndication and Information shall survive until completion of a Successful Syndication or, in the case of Information, the later of the Closing Date and completion of a Successful Syndication.
12.
Governing Law. THIS COMMITMENT LETTER AND THE FEE LETTER, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED THERETO (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF OR THEREOF), SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REFERENCE TO ANY OTHER CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF; PROVIDED THAT, NOTWITHSTANDING THE FOREGOING TO THE CONTRARY, IT IS UNDERSTOOD AND AGREED THAT any determinations as to (x) whether any specified acquisition agreement representations have been breached and (Y) WHETHER a material adverse effect (as defined in the Acquisition Agreement as in effect on the date hereof) has occurred, SHALL, in each case, BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OR RULES OF CONFLICT, OR CHOICE OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR ACTION ARISING OUT OF THIS COMMITMENT LETTER OR THE FEE LETTER. With respect to any suit, action or proceeding arising in respect of this Commitment Letter or the Fee Letter or any of the matters contemplated hereby or thereby, the parties hereto hereby irrevocably and unconditionally submit to the exclusive jurisdiction of any state or federal court located in the Borough of Manhattan, and irrevocably and unconditionally waive any objection to the laying of venue of such suit, action or proceeding brought

12

Project Blue Ridge Commitment Letter

DOCPROPERTY DPWPathText \* MERGEFORMAT #100546956v27

DOCPROPERTY DOCXDOCID DMS=NetDocuments Format=<<ID>>v.<<VER>> \* MERGEFORMAT 4905-9158-3576v.2

in such court and any claim that such suit, action or proceeding has been brought in an inconvenient forum. The parties hereto hereby agree that service of any process, summons, notice or document by registered mail addressed to you or the Commitment Parties will be effective service of process against such party for any action or proceeding relating to any such dispute. A final judgment in any such action or proceeding may be enforced in any other courts with jurisdiction over you or the Commitment Parties.
13.
Miscellaneous. This Commitment Letter and the Fee Letter embody the entire agreement among the Commitment Parties and you with respect to the specific matters set forth above and supersede all prior agreements and understandings relating to the subject matter hereof. Those matters that are not covered or made clear herein, in the Term Sheet, in the Conditions Annex or the Fee Letter are subject to mutual agreement of the parties. No person has been authorized by any of the Commitment Parties to make any oral or written statements inconsistent with this Commitment Letter or the Fee Letter. Subject to the right of the Commitment Parties to syndicate the Facilities as set forth herein, this Commitment Letter and the Fee Letter shall not be assignable by you (or us) without the prior written consent of the Commitment Parties (or you), and any purported assignment without such consent shall be void. This Commitment Letter and the Fee Letter are not intended to benefit or create any rights in favor of any person other than the parties hereto, the Lenders and, with respect to indemnification, each Indemnified Party. This Commitment Letter and the Fee Letter may be executed in separate counterparts and delivery of an executed signature page of this Commitment Letter and the Fee Letter by facsimile or other electronic means (such as by email in “pdf”, “tif” or DocuSign format) or any electronic counterpart complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act shall be effective as delivery of manually executed counterpart hereof. This Commitment Letter and the Fee Letter may only be amended, modified or superseded by an agreement in writing signed by each of you and the Commitment Parties party thereto that specifically provides such with reference to this Commitment Letter or such Fee Letter, as applicable. Any and all obligations of, and services to be provided by, any Commitment Party hereunder (including, without limitation, the Initial Lenders’ commitments) may be performed and any and all rights of any Commitment Party hereunder may be exercised by or through any of their respective affiliates or branches. Section headings used herein are for convenience of reference only, are not part of this Commitment Letter and are not to affect the construction of, or to be taken into consideration in interpreting, this Commitment Letter. Each of the parties hereto agrees that this Commitment Letter is a binding and enforceable agreement with respect to the subject matter contained herein, including the good faith negotiation of the Financing Documentation by the parties hereto in a manner consistent with this Commitment Letter, it being acknowledged and agreed that the commitments provided hereunder are subject solely to the satisfaction (or waiver) of the conditions precedent in the Conditions Annex; provided, that nothing contained in this Commitment Letter or the Fee Letter obligates you or any of your affiliates to consummate the Transactions, to enter into or consummate the Facilities, or to draw upon all or any portion of the Facilities.

[Signature pages follow.]

13

Project Blue Ridge Commitment Letter

DOCPROPERTY DPWPathText \* MERGEFORMAT #100546956v27

DOCPROPERTY DOCXDOCID DMS=NetDocuments Format=<<ID>>v.<<VER>> \* MERGEFORMAT 4905-9158-3576v.2

If you are in agreement with the foregoing, please indicate acceptance of the terms hereof by signing the enclosed counterpart of this Commitment Letter and returning it to the Commitment Parties and returning executed counterparts of the Fee Letter to the Commitment Parties by no later than the Acceptance Deadline.

Very truly yours,

BANK OF MONTREAL

By:
Name:
Title:

BMO CAPITAL MARKETS CORP.

By:
Name:
Title:

Project Blue Ridge Commitment Letter

DOCPROPERTY DPWPathText \* MERGEFORMAT #100546956v27

DOCPROPERTY DOCXDOCID DMS=NetDocuments Format=<<ID>>v.<<VER>> \* MERGEFORMAT 4905-9158-3576v.2

The provisions of this Commitment Letter are accepted and agreed as of the date first above written:

SPIRE INC.

By:
Name:
Title:

Project Blue Ridge Commitment Letter

DOCPROPERTY DPWPathText \* MERGEFORMAT #100546956v27

DOCPROPERTY DOCXDOCID DMS=NetDocuments Format=<<ID>>v.<<VER>> \* MERGEFORMAT 4905-9158-3576v.2

ANNEX A

$2,480,000,000
SENIOR UNSECURED BRIDGE FACILITIES

SUMMARY OF PROPOSED TERMS AND CONDITIONS

Capitalized terms not otherwise defined herein have the same meanings as specified therefor in the Commitment Letter to which this Summary of Proposed Terms and Conditions is attached.

Borrower:	Spire Inc. a Missouri corporation (the “Borrower” or the “Company”).
Lead Arranger and Bookrunner:	BMO Capital Markets Corp. (in such capacity, the “Lead Arranger”).
Lenders:	Bank of Montreal and a syndicate of banks, financial institutions and other entities selected in accordance with Section 2 of the Commitment Letter (the “Lenders”).
Administrative Agent:	Bank of Montreal (in such capacity, the “Administrative Agent”).
Type and Amount of Tranche A Facility:	Unsecured senior bridge facility (the “Tranche A Facility”) consisting of bridge loans (the “Tranche A Loans”) in an aggregate principal amount up to $1,880,000,000.
Type and Amount of Tranche B Facility:

Unsecured senior bridge facility (the “Tranche B Facility” and, together with the Tranche A Facility, the “Facilities”) consisting of bridge loans (the “Tranche B Loans” and, together with the Tranche A Loans, the “Bridge Loans”) in an aggregate principal amount up to $600,000,000.

Use of Proceeds:

The proceeds of the Bridge Loans will be used to finance (i) the consummation of the acquisition of a business previously identified to the Lead Arranger and identified as “Blue Ridge” (such acquisition, the “Acquisition,” and such business, the “Acquired Business”) and (ii) the payment of fees and expenses incurred in connection with the Acquisition, the Facilities and related transactions (collectively, the “Transactions”).

Annex A –Bridge Facility Term Sheet

DOCPROPERTY DPWPathText \* MERGEFORMAT #100546956v27

DOCPROPERTY DOCXDOCID DMS=NetDocuments Format=<<ID>>v.<<VER>> \* MERGEFORMAT 4905-9158-3576v.2

Closing Date:	The date on which the Acquisition is consummated and funding of the Facilities occurs (the “Closing Date”).
Availability:

Each Facility will be available in one draw in U.S. dollars in an aggregate principal amount up to the full amount of such Facility on the Closing Date. Any undrawn Commitments on the Closing Date (after giving effect to such draw) shall be immediately terminated. Any amounts drawn under the Facilities that are repaid or prepaid may not be reborrowed.

Documentation:

The definitive documentation for the Facilities (the “Financing Documentation”) shall initially be prepared by counsel to the Lead Arranger and be consistent with this Term Sheet and otherwise substantially consistent with the Second Amended and Restated Loan Agreement, dated as of October 11, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Borrower Revolver”), among the Borrower, the other borrowers party thereto, the lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent, and the other financial institutions from time to time party thereto, as modified to reflect (i) the proposed Transactions and the terms and conditions set forth herein, in the Fee Letter and in the Commitment Letter, with operational and other technical modifications to be mutually agreed that are customary for bridge loan facilities of this type, (ii) operational and administrative requirements of the Administrative Agent and updates for changes in law (including customary provisions relating to outbound investment rules) and (iii) such modifications as are necessary to give due regard to the operational and strategic requirements of the Company and its subsidiaries and its industries, business, tax structure, financial account and proposed business plan (the “Documentation Principles”).

Ranking:	The Bridge Loans will be senior debt of the Borrower, ranking pari passu with all other unsecured senior debt of the Borrower.

Annex A –Bridge Facility Term Sheet

DOCPROPERTY DPWPathText \* MERGEFORMAT #100546956v27

DOCPROPERTY DOCXDOCID DMS=NetDocuments Format=<<ID>>v.<<VER>> \* MERGEFORMAT 4905-9158-3576v.2

Guarantors:	None, subject to the obligation of future subsidiaries to guarantee the Facilities as set forth under “Affirmative Covenants”.
Security:	None.
Interest & Fees:	Interest rates and fees in connection with the Bridge Loans will be as specified in the Fee Letter and on Schedule I attached hereto.
Maturity:	The Bridge Loans under both Facilities will mature on the date that is 364 days after the Closing Date (the “Maturity Date”).
Mandatory Prepayments / Commitment Reductions:

Prior to the Closing Date, commitments in respect of the Facilities shall be permanently reduced, and after the Closing Date, Bridge Loans outstanding under the Facilities shall be prepaid, in each case, without premium or penalty and in an amount equal to (i) 100% of the Net Cash Proceeds (to be defined in the Financing Documentation) received by the Borrower or its subsidiaries from all asset sales outside the ordinary course of business and other dispositions of property (including proceeds of insurance and condemnation proceeds to the extent not used or committed to be used for assets necessary, used or useful in the operation of the Borrower’s business within 180 days thereof), in each case in excess of $50,000,000, but in each case excluding any intercompany sales or intercompany dispositions of assets and any dispositions of inventory, used or surplus equipment, and cash or cash equivalents, (ii) the aggregate amount of any decrease in the cash consideration payable in respect of the Acquisition, (iii) 100% of (x) the Capital Markets Proceeds received by the Borrower or its subsidiaries or (y) commitments made to the Borrower or its subsidiaries, in each case, after the date of the Commitment Letter in the form of a term loan facility (including a delayed draw term loan facility) that is entered into for the purpose of providing financing for the Acquisition or providing bridge financing for a prospective asset sale (the “Permanent Term Loan Facility”) and (iv) 100% of the Capital Markets Proceeds received by the Borrower or its subsidiaries from any facility, issuance, incurrence of debt or other source of Permanent Financing other than the Permanent Term Loan Facility; provided that all mandatory prepayments of Bridge Loans or commitment

Annex A –Bridge Facility Term Sheet

DOCPROPERTY DPWPathText \* MERGEFORMAT #100546956v27

DOCPROPERTY DOCXDOCID DMS=NetDocuments Format=<<ID>>v.<<VER>> \* MERGEFORMAT 4905-9158-3576v.2

reductions under the Facilities made pursuant to (a) clauses (i) and (iii) shall be applied first to the Tranche B Facility (and if replaced with a Permanent Term Loan Facility, applied to such Permanent Term Loan Facility) and, if such application results in the prepayment of all Tranche B Loans or the permanent reduction of Tranche B Commitments (in each case, if replaced with a Permanent Term Loan Facility, then such prepayment or commitment reduction shall be applied thereto) to $0, then second, to the extent of any excess amount, to the Tranche A Facility, (b) clause (iv) shall be applied first to the Tranche A Facility and, if such application results in the prepayment of all Tranche A Loans or the permanent reduction of Tranche A Commitments to $0, then second, to the extent of any excess amount, to the Tranche B Facility (and if replaced with a Permanent Term Loan Facility, applied to such Permanent Term Loan Facility) and (c) clause (ii) shall be applied pro rata to Tranche A and Tranche B (and if replaced with a Permanent Term Loan Facility, applied to such Permanent Term Loan Facility). Any required commitment reduction under the Facilities shall be automatically effective on the same day as such Net Cash Proceeds or Capital Markets Proceeds are received, such decrease in cash consideration occurs or such Permanent Term Loan Facility commitments are made. Any mandatory prepayment resulting from the receipt of Net Cash Proceeds or Capital Markets Proceeds after the Closing Date shall be made within three business days of receipt of such Net Cash Proceeds or Capital Markets Proceeds, as the case may be.

“Capital Markets Proceeds” means (x) all Net Cash Proceeds from the issuance of additional equity interests (including, without limitation, common equity, preferred equity, equity-linked securities, hybrid securities, convertible securities, forward sales of equity or other equity securities) in the Borrower or any of its subsidiaries to persons other than the Borrower and any of its subsidiaries and (y) all Net Cash Proceeds from the issuance or incurrence of debt of the Borrower or any of its subsidiaries to persons other than the Borrower and any of its subsidiaries, in each case that are received by the Borrower or any of its subsidiaries (provided that, solely in the case of forward sales of equity, Net Cash Proceeds will be deemed received as of the date that the contract for such forward sale of equity is executed) or funded into

Annex A –Bridge Facility Term Sheet

DOCPROPERTY DPWPathText \* MERGEFORMAT #100546956v27

DOCPROPERTY DOCXDOCID DMS=NetDocuments Format=<<ID>>v.<<VER>> \* MERGEFORMAT 4905-9158-3576v.2

escrow on behalf of the Borrower or any of its subsidiaries pending the closing of the Acquisition, in each case other than any such Net Cash Proceeds received from (i) the issuance or incurrence of debt under (A) the Facilities, (B) the Existing Borrower Revolver, including any amendments, restatements, amendments and restatements, supplements or other modifications, and increases in commitments thereunder of up to an aggregate principal amount of $275,000,000; (ii) the issuance or incurrence of debt by the Borrower or any of its subsidiaries in the ordinary course of business, including from sale leaseback or other lease transactions in an aggregate principal amount not to exceed $100,000,000, (iii) the issuance of commercial paper and similar short-term debt in the ordinary course of business; (iv) any issuance or sale of equity securities pursuant to any equity incentive plan, employee benefit or compensation plan of the Borrower or the Borrower’s dividend reinvestment plan; (v) any issuance or sale of equity securities by the Borrower’s subsidiaries to the Borrower or its subsidiaries; (vi) the issuance or incurrence of intercompany debt among the Borrower and its direct or indirect parents or subsidiaries; (vii) the issuance of any letters of credit in the ordinary course of business, swap agreements and any other commodity or currency derivatives in the ordinary course of business; (viii) the issuance or incurrence of any purchase money indebtedness, capital or synthetic lease obligations, industrial bonds or similar obligations (provided the proceeds of which would not be used to pay the cash consideration payable in respect of the Acquisition); (ix) the issuance and incurrence of up to $35,000,000 aggregate principal amount of indebtedness of Spire Alabama Inc. (to the extent the use of proceeds thereof is to refinance its existing notes due September 2025 and is not related to the Acquisition); (x) the issuance and incurrence of up to $350,000,000 aggregate principal amount of indebtedness of the Company (to the extent the use of proceeds thereof is to refinance its existing notes due March 2026 and is not related to the Acquisition); and (xi) the issuance or incurrence of any trade, seller or customer finance-related financing.

Each such prepayment will be made together with accrued interest to the date of prepayment, if any, but without premium or penalty (except breakage costs

Annex A –Bridge Facility Term Sheet

DOCPROPERTY DPWPathText \* MERGEFORMAT #100546956v27

DOCPROPERTY DOCXDOCID DMS=NetDocuments Format=<<ID>>v.<<VER>> \* MERGEFORMAT 4905-9158-3576v.2

related to prepayments not made on the last day of the relevant interest period).
Optional Redemption:

The commitments in respect of either Facility may be permanently reduced, and the Bridge Loans thereunder may be prepaid at any time, in whole or in part (if in part, in a minimum principal amount and in multiples to be agreed upon), at the option of the Borrower, without premium or penalty, upon notice, at 100% of the principal amount of the Bridge Loans repaid or commitments permanently reduced, plus accrued fees and all accrued and unpaid interest and fees (including any breakage costs) to the date of the repayment on or related to the amount prepaid, if any.

Conditions Precedent to Funding:	The funding of the Bridge Loans will be subject only to satisfaction (or waiver) of the conditions precedent expressly set forth in Annex B of the Commitment Letter.
Representations and Warranties:

The representations and warranties in the Financing Documentation will be made on the date the Facilities Documentation becomes effective (the “Effective Date”) and the Closing Date and will be substantially consistent with those found in the Existing Borrower Revolver (subject to the Limited Conditionality Provision and the Documentation Principles), including, without limitation, the following: corporate existence and power; corporate authorization; binding effect; governmental and third-party authorizations; litigation; taxes; subsidiaries; no material adverse effect; financial statements; non-contravention with charter documents and applicable law; no breach or default of any contractual obligation; no liens or security interests created or imposed; ERISA matters; margin regulations; Investment Company Act; labor relations; compliance with laws; use of proceeds; full disclosure; solvency; status as senior debt; Beneficial Ownership Certification; PATRIOT Act; OFAC, anti-terrorism laws, anti-corruption laws; Foreign Corrupt Practices Act; no default; and Affected Financial Institutions.

Affirmative Covenants:

The affirmative covenants in the Financing Documentation will be substantially consistent with those found in the Existing Borrower Revolver (subject to the Documentation Principles) including, without limitation, the following: financial reporting

Annex A –Bridge Facility Term Sheet

DOCPROPERTY DPWPathText \* MERGEFORMAT #100546956v27

DOCPROPERTY DOCXDOCID DMS=NetDocuments Format=<<ID>>v.<<VER>> \* MERGEFORMAT 4905-9158-3576v.2

(including annual audited and quarterly unaudited financial statements (in each case, accompanied by covenant compliance certificates)) and other information regarding the business and financial condition of the Borrower (as reasonably requested by the Administrative Agent); maintenance of existence, properties and insurance; compliance with laws and regulations; notices of defaults, litigation and other material events; payment of obligations; maintenance of books and records; right of the Lenders to inspect property and books and records; environmental laws; obligation of future subsidiaries to guarantee the Facilities; and further assurances. The affirmative covenants shall apply from and after the Effective Date.

Negative Covenants:

The negative covenants in the Financing Documentation will be substantially consistent with those found in the Existing Borrower Revolver (subject to the Documentation Principles) including, without limitation, the following: limitation on liens; limitations on the sale or discounting of any accounts; limitation on consolidation, merger, sale of property and other assets; limitation on transactions with affiliates; limitations on changes in nature of business; limitations on investments and acquisitions; limitations on restrictive agreements; and use of proceeds. The negative covenants shall apply from and after the Effective Date.

Financial Covenant:

Maximum Debt to Capitalization Ratio: The Financing Documentation will contain a requirement that the Borrower have, at the end of each of its fiscal quarters (commencing with the first fiscal quarter end date occurring after the Closing Date), a ratio of (i) Consolidated Debt to (ii) Consolidated Capitalization of the Borrower of not more than 0.70 to 1.0 (each as defined in the Existing Borrower Revolver).

Events of Default:

The events of default in the Financing Documentation will be substantially consistent with those found in the Existing Borrower Revolver (subject to the Documentation Principles) including, without limitation, the following: non-payment of obligations; inaccuracy of representation or warranty; non-performance of covenants and obligations; default on other material debt; default on the Existing Borrower Revolver; bankruptcy or insolvency; ERISA; material judgments; actual or asserted invalidity or

Annex A –Bridge Facility Term Sheet

DOCPROPERTY DPWPathText \* MERGEFORMAT #100546956v27

DOCPROPERTY DOCXDOCID DMS=NetDocuments Format=<<ID>>v.<<VER>> \* MERGEFORMAT 4905-9158-3576v.2

unenforceability of the applicable transaction documents; and change in control.
Yield Protection and Increased Costs:

The Financing Documentation will contain cost and yield protection provisions that are substantially consistent with those contained in the Existing Borrower Revolver (including with respect to the Dodd-Frank Act and the Basel III Accord).

Assignments and Participations:

Prior to the Closing Date, the Lenders will be permitted to assign commitments under the Facilities with the consent of the Borrower, not to be unreasonably withheld or delayed; provided that such consent of the Borrower (x) shall not be required (i) if such assignment is made to another Lender under the Facilities or an affiliate of any such Lender or (ii) after the occurrence and during the continuance of an event of default and (y) shall be deemed to have been given if the Borrower has not responded within ten (10) business days after receipt of a request for such consent. From the Closing Date, the Lenders will be permitted to assign loans under the Facilities with the consent of the Administrative Agent and the consent of the Borrower; provided that such consent of the Borrower (x) shall not be required (i) if such assignment is made to another Lender under the Facilities or an affiliate or approved fund of any such Lender or (ii) after the occurrence and during the continuance of an event of default and (y) shall be deemed to have been given if the Borrower has not responded within five (5) business days after receipt of a request for such consent. Participations will be permitted without the consent of the Borrower or the Administrative Agent in minimum acceptable amounts.

No assignment or participation may be made to natural persons, the Borrower or any of its affiliates or subsidiaries or to any defaulting Lender.

Required Facility Lenders:

With respect to each Facility, on any date of determination, those Lenders (other than defaulting Lenders) who collectively hold more than 50% of the aggregate outstanding Bridge Loans and commitments under such Facility (the “Required Facility Lenders”).

Amendments and Waivers:	Amendments and waivers of the provisions of the Financing Documentation applicable to either Facility

Annex A –Bridge Facility Term Sheet

DOCPROPERTY DPWPathText \* MERGEFORMAT #100546956v27

DOCPROPERTY DOCXDOCID DMS=NetDocuments Format=<<ID>>v.<<VER>> \* MERGEFORMAT 4905-9158-3576v.2

will require the approval of the Required Facility Lenders in respect of such Facility (subject to customary exceptions with respect to defaulting Lenders), except that (a) the consent of all Lenders directly adversely affected thereby will be required with respect to (i) reductions of principal, interest or fees, (ii) extensions of scheduled maturities or times for payment and (iii) increases in commitments and (b) the consent of all Lenders will be required with respect to releases of all or substantially all of the value of any subsidiary guarantees (other than in connection with transactions permitted pursuant to the Financing Documentation), reductions in voting percentages and changes to pro rata payment sharing or waterfall provisions.

Defaulting Lender:	The Financing Documentation shall contain defaulting Lender provisions that are substantially consistent with the corresponding provisions of the Existing Borrower Revolver.
Indemnification:

The Borrower will indemnify the Lead Arranger, the Administrative Agent, each of the Lenders and their respective affiliates, partners, directors, officers, agents and advisors and hold them harmless from and against all liabilities, damages, claims, costs and reasonable and documented out-of-pocket expenses (including reasonable and documented out-of-pocket fees, disbursements, settlement costs and other charges of one firm of counsel for all such indemnified parties, taken as a whole, and, if necessary, of a single local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all such indemnified parties, taken as a whole (and, in the case of an actual or perceived conflict of interest where the indemnified party affected by such conflict informs you of such conflict and thereafter retains its own counsel, of one additional firm of counsel for such affected indemnified party)) relating to the Transactions or any transactions related thereto and the Borrower’s use of the loan proceeds; provided that no indemnitee will have any right to indemnification for any of the foregoing to the extent resulting from (x) such indemnitee’s own gross negligence, fraud or willful misconduct or (y) a claim brought by the Borrower against an indemnitee for breach in bad faith of such indemnitee’s funding obligations under the Financing Documentation, in

Annex A –Bridge Facility Term Sheet

DOCPROPERTY DPWPathText \* MERGEFORMAT #100546956v27

DOCPROPERTY DOCXDOCID DMS=NetDocuments Format=<<ID>>v.<<VER>> \* MERGEFORMAT 4905-9158-3576v.2

each case as determined by a final non-appealable judgment of a court of competent jurisdiction. This indemnification shall survive and continue for the benefit of all such persons or entities.
Expenses:

The Borrower will reimburse the Lead Arranger and the Administrative Agent (and all Lenders in the case of enforcement costs and documentary taxes) for all reasonable and documented out-of-pocket costs and expenses in connection with the syndication, negotiation, execution, delivery, administration and enforcement of the Financing Documentation and any amendment or waiver with respect thereto (including, without limitation, reasonable and documented out-of-pocket fees and expenses of one firm of counsel for all such parties, taken as a whole, and, if necessary, of a single local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all such parties, taken as a whole (and, in the case of an actual or perceived conflict of interest where the party affected by such conflict informs you of such conflict and thereafter retains its own counsel, of one additional firm of counsel for such affected party)) whether or not any Bridge Loans are funded.

Governing Law and Forum:	New York.
Waiver of Jury Trial and Punitive and Consequential Damages:	All parties to the Financing Documentation shall waive the right to trial by jury and the right to claim punitive or consequential damages.
Counsel for the Lead Arranger and the Administrative Agent:	Davis Polk & Wardwell LLP.

Annex A –Bridge Facility Term Sheet

DOCPROPERTY DPWPathText \* MERGEFORMAT #100546956v27

DOCPROPERTY DOCXDOCID DMS=NetDocuments Format=<<ID>>v.<<VER>> \* MERGEFORMAT 4905-9158-3576v.2

SCHEDULE I TO ANNEX A

INTEREST AND FEES

Interest:

At the Borrower’s option, Bridge Loans will bear interest at either (x) the Base Rate plus the Applicable Margin (as defined below) (such loans, “Base Rate Loans”) or (y) Adjusted Term SOFR plus the Applicable Margin (as defined below) (such loans, “Term SOFR Loans”).

The Borrower may select interest periods of one, three or six months for Term SOFR Loans. Interest shall be payable (a) at the end of the selected interest period, but no less frequently than every three months, and (b) on the Maturity Date.

The “Base Rate” and “Adjusted Term SOFR” shall be as defined in the Existing Borrower Revolver, with adjustments made to account for the reasonable administrative and operational policies of the Administrative Agent; provided that, for the avoidance of doubt, Adjusted Term SOFR shall include a 10.0 bps credit spread adjustment.

Default Interest:

(i) If all or a portion of the principal amount of any Bridge Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto plus 2%, and (ii) if all or a portion of any interest payable on any Bridge Loan or any fee or other amount payable under the credit agreement shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans plus 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

Applicable Margin:

The Applicable Margin for the Facilities will be determined in accordance with the Pricing Grid set forth below; provided that the Applicable Margin for each Pricing Level shall permanently increase by 25 basis points on the 90th day after the Closing Date, and on each subsequent 90th day thereafter, in each case, if any Bridge Loan remains outstanding on such date.

Duration Fees:

The Borrower will pay to the Administrative Agent for the ratable benefit of the Lenders the following fees (the “Duration Fees”), calculated as a percentage of the aggregate principal amount of Bridge Loans outstanding under the Facilities on the following dates and payable on such dates if all Bridge Loans (if any) under the Facilities have not been paid in full prior to such date:

Schedule I to Exhibit A – Bridge Facility Term Sheet

1

DOCPROPERTY DPWPathText \* MERGEFORMAT #100546956v27

DOCPROPERTY DOCXDOCID DMS=NetDocuments Format=<<ID>>v.<<VER>> \* MERGEFORMAT 4905-9158-3576v.2

Other Fees:	The Lead Arranger and the Administrative Agent will receive such other fees as will have been agreed in the Fee Letter between them and the Borrower.
Pricing Grid:	The Applicable Margins with respect to the Facilities shall be based on the Debt Rating (as defined below) pursuant to the following grid:

Pricing Level	Debt Rating	Applicable Margin for Term SOFR Loans	Applicable Margin for Base Rate Loans
I	≥ A+ / A1 / A+	0.875%	0.000%
II	A / A2 / A	1.000%	0.000%
III	A- / A3 / A-	1.125%	0.125%
IV	BBB+ / Baa1 / BBB+	1.250%	0.250%
V	≤ BBB / Baa2 / BBB	1.500%	0.500%

The “Debt Rating” for the Borrower means, as of any date of determination, the rating as determined by any of S&P, Fitch or Moody’s of the Borrower’s senior unsecured non-credit enhanced long-term indebtedness; provided, that if the Borrower does not have a Debt Rating available, then the applicable Pricing Level will be determined by reference to the issuer credit rating assigned to the Borrower by S&P, the issuer rating assigned to the Borrower by Moody’s and the issuer default rating assigned to the Borrower by Fitch (which rating shall be deemed the Debt Rating for the succeeding sentences of this paragraph). If at any time (i) there is a split among Debt Ratings by S&P, Fitch and Moody’s such that all three Debt Ratings fall in different Pricing Levels, the applicable Pricing Level shall be determined by the Debt Rating that is neither the highest nor the lowest of the three Debt Ratings; and (ii) there is a split among Debt Ratings by S&P, Fitch and Moody’s such that two of such Debt Ratings are in one Pricing Level (the “Majority Level”) and the third rating is in a different Pricing Level, the applicable Pricing Level shall be at the Majority Level. In the event that the Borrower shall maintain Debt Ratings from only two of S&P, Moody’s and Fitch and the Borrower is split-rated and the Debt Ratings differential is one level, the higher Debt Rating will apply and if the Debt Ratings differential is two levels or more, the Pricing Level one level lower than the higher Debt Rating will apply. If at any time the Borrower does not have a Debt Rating from at least one of S&P or Moody’s, the applicable Pricing Level shall be set at Pricing Level V.

Schedule I to Exhibit A – Bridge Facility Term Sheet

2

DOCPROPERTY DPWPathText \* MERGEFORMAT #100546956v27

DOCPROPERTY DOCXDOCID DMS=NetDocuments Format=<<ID>>v.<<VER>> \* MERGEFORMAT 4905-9158-3576v.2

Schedule I to Exhibit A – Bridge Facility Term Sheet

3

DOCPROPERTY DPWPathText \* MERGEFORMAT #100546956v27

DOCPROPERTY DOCXDOCID DMS=NetDocuments Format=<<ID>>v.<<VER>> \* MERGEFORMAT 4905-9158-3576v.2

ANNEX B

CONDITIONS ANNEX

Capitalized terms not otherwise defined herein have the same meanings as specified therefor in the Commitment Letter to which this Annex is attached.

Subject to the Limited Conditionality Provision, the commitments of the Lenders in respect of the Facilities and the extensions of credit hereunder shall be conditioned solely upon the satisfaction (or waiver) of the following conditions precedent:

(a)
(i) Financing Documentation substantially consistent with the terms and conditions set forth herein, in the Term Sheet and in the Fee Letter will have been executed and delivered by the Borrower, the Administrative Agent and the Lenders, and (ii) the Administrative Agent and the Lead Arranger shall have received customary borrowing notices, certificates and legal opinions (including, without limitation, opinions of special counsel and local counsel as may be reasonably requested by the Administrative Agent), which such opinions shall permit reliance by permitted assigns of each of the Administrative Agent and the Lenders, and documents and other instruments as are customary for transactions of this type.
(b)
Since the date hereof, no fact, circumstance, effect, change, event or development that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect (as defined in the Acquisition Agreement as in effect on the date hereof), shall have occurred.
(c)
The Acquisition shall have been consummated in accordance with the terms of the Acquisition Agreement without giving effect to any waiver, modification or consent thereunder that is materially adverse to the Lenders or the Lead Arranger (as reasonably determined by the Lead Arranger) unless approved by the Lead Arranger (which approval shall not be unreasonably withheld, conditioned or delayed), it being understood and agreed that, without limiting the generality of the foregoing, (i) any amendment to delay the Termination Date (as defined in the Acquisition Agreement as in effect on the date hereof) (other than any extensions explicitly permitted under the Acquisition Agreement as in effect on the date hereof) shall be deemed to be a modification which is materially adverse to the Lenders and the Lead Arranger, (ii) any purchase price adjustment expressly provided in the applicable Acquisition Agreement shall not be materially adverse to the Lenders or the Lead Arranger, (iii) any decrease in the purchase price shall not be materially adverse to the interests of the Lenders or the Lead Arranger so long as such decrease is allocated to reduce the Facilities on a pro rata basis and (iv) any increase in the purchase price shall not be materially adverse to the Lenders or the Lead Arranger so long as such increase is not funded with third party debt for borrowed money.
(d)
(i) The Specified Acquisition Agreement Representations shall be true and correct in all material respects (except any representation and warranty that is qualified as to “materiality”, “material adverse effect” or similar language shall be true and correct in all respects (after giving effect to any such qualification therein)), and (ii) the Specified Representations shall be true and correct in all material respects (except any representation and warranty that is qualified as to “materiality”, “material adverse effect” or similar language shall be true and correct in all respects (after giving effect to any such qualification therein)), in each case except to the extent such representation relates to a specific date or period, in which case such representation shall be true and correct in all material respects (except any representation and warranty that is qualified as to “materiality”, “material adverse effect” or similar language shall be true and correct in all respects (after giving effect to any such qualification therein)) as of such specific date or period.

Annex B – Conditions Annex

1

DOCPROPERTY DPWPathText \* MERGEFORMAT #100546956v27

DOCPROPERTY DOCXDOCID DMS=NetDocuments Format=<<ID>>v.<<VER>> \* MERGEFORMAT 4905-9158-3576v.2

(e)
No payment, bankruptcy or insolvency event of default exists under any Financing Documentation immediately prior to or after the making of any Bridge Loan.
(f)
The Administrative Agent shall have received a solvency certificate in substantially the form of Schedule I to this Annex B.
(g)
The Lead Arranger shall have received (in each case, solely with respect to any financial statements with respect to the Acquired Business, to the extent delivered to Borrower by Seller pursuant to the Acquisition Agreement), (i) copies of (A) audited consolidated financial statements for the Borrower and its subsidiaries (for the avoidance of doubt, not including the Acquired Business) for the three fiscal years most recently ended at least 60 days prior to the Closing Date and interim unaudited financial statements for the Borrower and its subsidiaries (for the avoidance of doubt, not including the Acquired Business) for each subsequent quarterly period (other than the fourth fiscal quarter) ended at least 40 days prior to the Closing Date (which, in the case of interim statements, shall have been reviewed by the independent accountants for the Borrower as provided in Statement on Auditing Standards No. 100), (B) audited consolidated balance sheets of the Acquired Business as of the fiscal years ended December 31, 2023 and December 31, 2024 and for each fiscal year of the Acquired Business occurring after the date hereof most recently ended at least 75 days prior to the Closing Date (which may be prepared on a carve-out basis) (it being understood and agreed that the Borrower is under no obligation to conduct an audit of the Acquired Business to the extent such audited financial statements are not available and not required by applicable law), (C) audited consolidated statements of operations and comprehensive income for the fiscal years ended December 31, 2023 and December 31, 2024 and for each fiscal year of the Acquired Business occurring after the date hereof most recently ended at least 75 days prior to the Closing Date (which may be prepared on a carve-out basis) (it being understood and agreed that the Borrower is under no obligation to conduct an audit of the Acquired Business to the extent such audited financial statements are not available and not required by applicable law), (D) unaudited interim condensed consolidated balance sheets of the Acquired Business and the related unaudited consolidated statements of operations, comprehensive income cash flows and changes in equity as of September 30, 2025 and for the nine-month period ended September 30, 2025 and 2024, and for the three-month period ended December 31, 2024, and to the extent any audited financial statements are delivered pursuant to the foregoing clause (B) and (C) for the year ending December 31, 2025, as of and for each of the fiscal quarters (that is not a fiscal year-end) ending after the date of the most recent financial statements delivered pursuant to the foregoing clauses (B) and (C) and at least 45 days prior to the Closing Date (in each case, which may be prepared on a carve-out basis) and (ii) pro forma consolidated financial statements for the Borrower and its subsidiaries for the four-quarter period most recently ended at least 45 days prior to the Closing Date for which financial statements are available (provided that, if such four-quarter period ends September 30 or December 31 and is not at least 75 days prior to the Closing Date, then such financial statements shall be as of the four fiscal quarter period ended June 30 or September 30, respectively) giving pro forma effect to the Acquisition and the other Transactions (prepared in accordance with Regulation S-X under the Securities Act of 1933, as amended, and all other rules and regulations of the SEC under such Securities Act, and including other adjustments reasonably acceptable to the Lead Arranger) and a pro forma balance sheet of the Borrower and its subsidiaries as of the Closing Date giving pro forma effect to the Acquisition and the other Transactions.
(h)
The Lead Arranger shall have received at least three (3) business days prior to the Closing Date, to the extent requested by the Lead Arranger or any Lender, all documentation and other information required by the Beneficial Ownership Regulation and regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act to the extent reasonably requested by the Lead Arranger at least 10 business days prior to the Closing Date.

Annex B – Conditions Annex

2

DOCPROPERTY DPWPathText \* MERGEFORMAT #100546956v27

DOCPROPERTY DOCXDOCID DMS=NetDocuments Format=<<ID>>v.<<VER>> \* MERGEFORMAT 4905-9158-3576v.2

(i)
All fees and reasonable and documented out-of-pocket expenses then due and payable to the Lenders, the Lead Arranger, the Administrative Agent and counsel to the Lead Arranger and the Administrative Agent pursuant to the Commitment Letter, the Fee Letter or the Financing Documentation (provided that such fees and expenses shall have been invoiced to the Borrower at least two business days prior to the applicable date of borrowing) shall have been paid.

Annex B – Conditions Annex

3

DOCPROPERTY DPWPathText \* MERGEFORMAT #100546956v27

DOCPROPERTY DOCXDOCID DMS=NetDocuments Format=<<ID>>v.<<VER>> \* MERGEFORMAT 4905-9158-3576v.2

SCHEDULE I TO ANNEX B

Form of Solvency Certificate

[DATE]

This Solvency Certificate (“Certificate”) of Spire Inc. (the “Borrower”), and its Subsidiaries is delivered pursuant to Section [__] of the Senior Unsecured Bridge Term Loan Credit Agreement, dated as of [__], 202[__] (the “Credit Agreement”), by and among the Borrower, the Lenders from time to time party thereto, and Bank of Montreal as administrative agent. Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

I, [__], the duly elected, qualified and acting [__] of the Borrower, DO HEREBY CERTIFY, in that capacity only and not in my individual capacity (and without personal liability), as follows:

1. I have reviewed the Credit Agreement and the other Transaction Documents referred to therein and have made such investigation as I have deemed necessary to enable me to express a reasonably informed opinion as to the matters referred to herein.

2. As of the date hereof, after giving effect to the Transactions, the fair value and the present fair saleable value of any and all property of the Borrower and its Subsidiaries, on a consolidated basis, is greater than the probable liability on existing debts of the Borrower and its Subsidiaries, on a consolidated basis, as they become absolute and matured (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability).

3. As of the date hereof, after giving effect to the Transactions, the Borrower and its Subsidiaries, on a consolidated basis, are able to pay their debts (including, without limitation, contingent and subordinated liabilities) as they become absolute and mature (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability).

4. As of the date hereof, after giving effect to the Transactions, the Borrower and its Subsidiaries, on a consolidated basis, are otherwise “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances.

5. The Borrower and its Subsidiaries, on a consolidated basis, do not intend to, nor do they believe that they will, incur debts that would be beyond their ability to pay as such debts mature.

6. As of the date hereof, before and after giving effect to the Transactions, the Borrower and its Subsidiaries are not engaged in businesses or transactions, nor about to engage in businesses or transactions, for which any property remaining would, on a consolidated basis, constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which they are engaged.

7. For the purpose of the foregoing, I have assumed there is no default under the Credit Agreement or any material Existing Loan Agreements on the date hereof and will be no default under the

Schedule I to Annex B – Form of Solvency Certificate

1

#100546956v23

DOCPROPERTY DOCXDOCID DMS=NetDocuments Format=<<ID>>v.<<VER>> \* MERGEFORMAT 4905-9158-3576v.2

Credit Agreement or any material Existing Loan Agreements after giving effect to the funding under the Credit Agreement.

SPIRE INC.

By:
Name:
Title:

Schedule I to Annex B – Form of Solvency Certificate

2

#100546956v23

DOCPROPERTY DOCXDOCID DMS=NetDocuments Format=<<ID>>v.<<VER>> \* MERGEFORMAT 4905-9158-3576v.2